EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
to
Tender Shares of Common Stock
(Including the Associated Stock Purchase Rights)
of
CV Therapeutics, Inc.
Pursuant to the Offer to Purchase
Dated February 27, 2009
at
$16.00 Net Per Share
by
Sturgeon Acquisition, Inc.
a wholly-owned subsidiary of
Astellas US Holding, Inc.
a wholly-owned subsidiary of
Astellas Pharma Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON MARCH 27, 2009, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing (1) shares of common stock, par value $.001 per share (the “Stock”), of CV Therapeutics, Inc., a Delaware corporation (“CVT” or the “Company”), and (2) the associated stock purchase rights (the “Rights” and collectively with the Stock, the “Shares”) issued pursuant to the First Amended and Restated Rights Agreement, dated as of July 19, 2000, by and between CVT and Wells Fargo Bank Minnesota, N.A., as amended from time to time (the “Rights Agreement”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in “The Offer — Section 1 — Terms of the Offer” of the Offer to Purchase (as defined below)) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See “The Offer — Section 3 — Procedures for Tendering Shares” of the Offer to Purchase.
The Depositary For The Offer Is:
Computershare Trust Company, N.A.

By Registered or Certified Mail:
Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011
By Overnight Courier:
Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
250 Royall Street, Suite V
Canton, MA 02021
By facsimile for eligible institutions only: (617) 360-6810
To confirm receipt of facsimile for eligible institutions only: (781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
Coy CVTX Corp Actions Voluntary

Ladies and Gentlemen:

The undersigned hereby tenders to Sturgeon Acquisition, Inc. (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of Astellas Pharma Inc. (“Astellas”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 27, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in “The Offer — Section 3 — Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s):

Address(es):

Area Code and Tel. No.:

Signature(s):

Number of Shares:

Certificate Nos. (if available):

Check this box if Shares will be tendered by book-entry transfer: ☐

Depositary Trust Company
Account Number at Book-

Entry Transfer Facility:

Dated:

Coy CVTX Corp Actions Voluntary

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq Global Market trading days after the date hereof. In the case of the Rights, a period ending on the later of (i) three Nasdaq Global Market trading days after the date hereof and (ii) three business days after the date the Rights Certificates are distributed to the stockholders by CVT.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
Zip Code

Area Code and Tel. No.:

Authorized Signature:

Name:
Please Print

Title:

Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Coy CVTX Corp Actions Voluntary

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